EXHIBIT 3(i).3



                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF DESIGNATION OF
                     SERIES A CONVERTIBLE PREFERRED STOCK OF
                         QUEST GROUP INTERNATIONAL, INC.

         The undersigned, Craig Davis and Teresa Fackrell, hereby certify that:

         IV. They are the duly elected and acting President and Secretary, respectively, of Quest Group International, Inc., a Nevada corporation (the "Company").

         V. The Certificate of Incorporation of the Company authorizes 5,000,000 shares of preferred stock, par value $.001 per share, of which 1,000,000 shares of Series A Convertible Preferred Stock are issued and outstanding.

         VI. That a Certificate of Designation of Series A Convertible Preferred Stock of Quest Group International, Inc. was filed with the Office of the Secretary of State on October 22, 2001 (the "Certificate of Designation").

         IV. That the approval of this Certificate of Amendment to the Certificate of Designation of Series A Convertible Preferred Stock of Quest Group International, Inc. (the "Certificate of Amendment") by stockholders of the Company as required by NRSss.78.1955(3) has been obtained.

         V. That the Certificate of Designation is hereby amended by the following, which is a true and correct copy of resolutions duly adopted by the Board of Directors on May 30, 2002.

                                   RESOLUTIONS

         WHEREAS, the Board of Directors of the Company (the "Board of Directors") is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof;

         WHEREAS, on October 22, 2001 the Company filed the Certificate of Designation designating a class of preferred stock as Series A Convertible Preferred Stock.

         WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to amend the rights, preferences, privileges and restrictions relating to the Series A Convertible Preferred Stock as described below.

         NOW, THEREFORE, BE IT RESOLVED, that Section 5 of the Certificate of Designation is hereby amended in its entirety to read as follows:

         Section 5. Conversion.

                  (a) Each share of Preferred Stock shall be convertible into shares of common stock at the Conversion Rate (defined below) at the option of the holder in whole or in part at any time. The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with a written notice of conversion (a "Holder Conversion Notice"). Each Holder Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such notice (the "Holder Conversion Date" of "Conversion Date"). Each Holder Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Holder Conversion Notice, the Company shall promptly deliver to the holder a certificate for such number of shares as have not been converted.

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                  (b) Not later than five (5) trading days after the Conversion
         Date, the Company will send to the holder (i) a certificate or certificates representing the number of shares of common stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of common stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or common stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

                  (c) (i) The Preferred Stock is convertible into common stock at a conversion rate of one share of Preferred Stock for two shares of common stock, subject to adjustments described herein. (the "Conversion Rate")

                           (ii) If any transaction shall occur, including without limitations (i) any recapitalization or reclassifications of shares of common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the common stock), (ii) any consolidation or merger of the Company with or into another entity or any merger of another entity into the Company (other than a merger that does not result in a reclassifications, conversion, exchange or cancellation of common stock), (iii) any sale or transfer of all of the assets of the Company, or (iv) any compulsory share exchange, pursuant to which any holders of common stock shall be entitled to receive other securities, cash or other property, then appropriate provisions shall be made so that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer, or share exchange by a holders of the number of shares of common stock issuable upon conversion of such Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.

                           (iii) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                           (iv) Whenever the Conversion Rate is adjusted pursuant to Section 5(c)(ii), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued common stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of common stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of common stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                  (e) Upon conversion no fractional shares or other consideration will be issued as a result of a fractional interest upon conversion and the Company shall have no obligation to make a cash payment in respect of any fractional share upon conversion.

                  (f) The issuance of certificates for shares of common stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be

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         payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (g) Shares of Preferred Stock converted into common stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

                  (h) Each Holder Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Executive Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Any such notice shall be deemed given and effective upon the first business day following receipt by the Company of the Holder Conversion Notice.

         RESOLVED FURTHER, that the President and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file in Nevada, this Certificate of Amendment in accordance with these resolutions and as required by law.

         IN WITNESS WHEREOF, Quest Group International, Inc. has caused this certificate to be signed by Craig Davis, its President, and Teresa Fackrell, its Secretary, this 30th day of May, 2002.

                                                QUEST GROUP INTERNATIONAL, INC.



                                                By   /s/ Craig Davis
                                                   ----------------------------
                                                    Craig Davis
                                                    President

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State of Utah                       )
                                    ) ss.
County of _______________           )

         On this 30th day of May, 2002, before me, the undersigned Notary Public, personally appeared Craig Davis, known to me to be the President of Quest Group International, Inc. and the person who signed this instrument, and who acknowledged that he signed this instrument as the free and voluntary act by resolution of its board of directors, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute this instrument and in fact executed this instrument on behalf of the corporation.

Notary: _____________________________

My Commission Expires:

                                                QUEST GROUP INTERNATIONAL, INC.



                                                By   /s/ Teresa Fackrell
                                                   -----------------------------
                                                    Teresa Fackrell
                                                    Secretary

State of Utah                       )
                                    ) ss.
County of _______________           )

         On this 30th day of May, 2002, before me, the undersigned Notary Public, personally appeared Teresa Fackrell, known to me to be the Secretary of Quest Group International, Inc. and the person who signed this instrument, and who acknowledged that she signed this instrument as the free and voluntary act by resolution of its board of directors, for the uses and purposes therein mentioned, and on oath stated that she is authorized to execute this instrument and in fact executed this instrument on behalf of the corporation.

Notary:_____________________________

My Commission Expires:



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